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                                                                    EXHIBIT 99.3

[ALLERGAN LOGO]



Eric K. Brandt
Corporate Vice President,
Chief Financial Officer
and President,
Consumer Eye Care Business


April 16, 2001


VIA FIRST CLASS MAIL

Allergan Specialty Therapeutics, Inc.
2525 Dupont Drive
Irvine, CA  92612
Attn:  President and Chief Executive Officer

RE:   NOTICE OF FINAL PURCHASE OPTION EXERCISE PRICE

Ladies and Gentlemen:

This letter hereby serves as notice of Allergan, Inc.'s determination of the Final Purchase Option Exercise Price (as defined in Section (A)(9) of Article FIFTH of the Restated Certificate of Incorporation (the "Certificate") of Allergan Specialty Therapeutics, Inc. ("ASTI")). Capitalized terms not otherwise defined herein shall have the meanings given them in the Certificate.

As determined in accordance with Section (A)(9) of Article FIFTH of the Certificate, the Final Purchase Option Exercise Price will be $71,007,000 or $21.70 per share of outstanding Class A Common Stock.

The Closing Date will be April 20, 2001, or such other date as permitted under Section (D)(1) of Article FIFTH of the Certificate.

Very truly yours,

ALLERGAN, INC.


By: /s/ ERIC BRANDT
    ---------------------------------
Name: Eric K. Brandt
Its:  Chief Financial Officer